1st Quarter 2020 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2020 April 28, 2020 1

Cautionary statements 1st Quarter 2020 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 1st Quarter 2020 Sandro DiNello, CEO

Strategic highlights 1st Quarter 2020 • Supporting employees, communities and customers during the pandemic, with focus on their health, safety and Unique financial well-being relationship-based business model • Diverse revenue streams and flexible balance sheet produced strong results in declining interest rate environment by capitalizing on the resulting beneficial mortgage market • Well diversified loan portfolio, with no outsized exposure to any geography or industry reflects our disciplined Grow community approach to growing the Community Bank banking and servicing • Servicing business produced consistent results for the quarter, while also highlighting our competitive advantage as the subservicing business is housed within a well capitalized Bank with ample liquidity • Leveraged multi-channel origination platform to generate solid fallout adjusted lock growth, even with most of our staff Strengthen working remotely at the end of the quarter mortgage • Invested in people and technology, expanding retail and generating more business in the most profitable channels Highly profitable • Delivered strong pre-provision net revenue despite the volatility in the market that was caused from the COVID-19 operations pandemic • Durable business model well-positioned to weather the storm--profitability is strong--capital is strong--allowance is Positioned to thrive strong--and liquidity is strong in any market • Maintaining quarterly dividend--demonstrating a commitment to return capital to our shareholders while still being prudent in managing our balance sheet in these uncertain times 4

COVID-19 Pandemic Response 1st Quarter 2020 Our People Our Customers Employee health and well-being our top priority Customer support through challenging times • Implemented a work-from-home strategy for employees whose jobs Consumer can be performed remotely—80 percent of our employees are working remotely • Clients can request refunds for various fees including overdraft fees, • Adjusted branch hours and temporarily closed some locations— non-sufficient funds fees and monthly maintenance fees branches still open operate as drive-thru only mode, with lobby access being limited to appointment only • Paused foreclosure sales, evictions and repossessions • Established employee assistance program to help employees • Clients can request to defer mortgage and home equity payments experiencing COVID-19-related financial hardships with payments added to the end of the loan • Special compensation incentives for on-site teammates serving clients at headquarters, branches, call centers and operational • 150 of our 160 bank branches remain open (the ten that are closed centers do not have a drive-thru and are located in close proximity to another branch) • No layoffs or furloughs to date • All of our ATMs remain operational Our Communities Commercial Lending a helping hand to the communities we serve • Commercial clients can request to defer loans and to be refunded certain late fees • Contributed nearly $1 million primarily toward basic needs and hardship relief programs across our footprint to support the COVID- • Providing support to small business owners through the Paycheck 19 cause Protection Program • $300,000 contributed to a cut-and-sew company that shifted to o We received over 3,000 applications totaling approximately manufacturing masks that are being donated to hospitals $400 million • Opened our Paycheck Protection Program to nonprofits that were • Continuing to provide liquidity to commercial clients not previously Flagstar customers • Established a special small dollar-program for people impacted by COVID-19 in low- to moderate-income areas 5

Financial Overview 1st Quarter 2020 Jim Ciroli, CFO

Financial highlights 1st Quarter 2020 • Net income of $46mm, or $0.80 per diluted share, in 1Q20, representing a return on equity of 9.8% compared to $58mm, or $1.00 per share, in 4Q19 Solid earnings • Pre-provision net revenue of $70mm in 1Q20, an increase of $1mm vs. 4Q19, demonstrating ability to generate consistent earnings despite a volatile market • Net interest margin at 2.81%, down 10 basis points, vs. 4Q19 Growth in - Performance driven by strong deposit franchise and well-positioned, well-diversified loan portfolio composed of fixed rate assets community banking and floors on many of its rate loans and servicing • Consistent servicing results as total loans serviced were flat at approximately 1.1 million, despite the robust refinance market • Mortgage revenue(1) of $96mm, down $2mm, or 2%, vs. 4Q19 - Fall-out adjusted lock volume increased by 36% driven by strong refinance volume Mortgage revenue - Gain on sale margin of 0.80%, down 43 basis points vs. 4Q19; solid channel margin was more than offset by hedge ineffectiveness - $9mm improvement in the return on mortgage servicing asset • Asset quality strong as net charge-offs were only 8 basis points and nonperforming loan ratio remained low Strong asset • Adopted CECL, increasing credit reserves to $152mm at 3/31/20 quality - Credit reserves covered 1.1% of loans HFI, or 1.5% excluding warehouse loans at 3/31/20 • Total risk based capital ratio at 11.2% - 541 basis points of total risk based capital attributed to warehouse loans and loan held for sale Robust capital - $217 million of excess total risk-based capital over the minimum level needed to be considered well-capitalized. Operating at position strong capital levels given low-risk balance sheet composition. • Tier 1 leverage ratio at 8.1% and CET1 ratio remained strong at 9.2% • Operating at strong capital levels given low-risk balance sheet composition 1. Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs. 7

Quarterly income comparison

1st Quarter 2020

$mm

		1Q20	4Q19	$ Variance	% Variance
Net interest income	A	$148	$152	($4)	(3%)
Net gain on loan sales		90	101	(11)	(11%)
Loan fees and charges		26	30	(4)	(13%)
Loan administration income		12	8	4	50%
Net return on mortgage servicing rights		6	(3)	9	N/M
Other noninterest income		23	26	(3)	(12%)
Total noninterest income	B	157	162	(5)	(3%)
Pre-provision total revenue		305	314	(9)	(3%)
Compensation and benefits		102	102	-	0%
Commissions and loan processing expense		49	55	(6)	(11%)
Other noninterest expenses		84	88	(4)	(5%)
Total noninterest expense	C	235	245	(10)	(4%)
Pretax, pre-provision net revenue		**70**	**69**	**1**	**1%**
Provision for credit losses		14	-	14	N/M
Income before income taxes		**56**	**69**	**(13)**	**(19%)**
Provision for income taxes		10	11	(1)	(9%)
Net income		**$46**	**$58**	**($12)**	**(21%)**
Diluted income per share		**$0.80**	**$1.00**	**-$0.20**	**(20%)**
Profitability					
Net interest margin		2.81%	2.91%	(10 bps)	
Net gain on loan sales / total revenue		30%	32%	(200 bps)	
Mortgage rate lock commitments, fallout adjusted		$11,154	$8,179	$2,975	36%
Mortgage closings		$8,591	$9,303	($712)	(8%)
Net gain on loan sale margin, HFS		0.80%	1.23%	(43 bps)	

N/M = not meaningful

Observations

A Net interest income

- Net interest income decreased $4mm, or 3%
  - Average earning assets increased 2% led by investment securities, loans held for sale and commercial real estate loans.
  - Net interest margin was 2.81%, down 10 basis points due to full impact of prior quarter rate cuts and 2 March rate cuts.

B Noninterest income

- Noninterest income down $5mm, or 3%
  - Mortgage revenue decreased $2mm, or 2%, driven by $11mm lower net gain on loan sales (36% increase in FOALs and 43 basis point decrease in margin), partially offset by $9mm higher net return on MSR
  - Loan administration income favorable due to a decline in LIBOR-based credit paid to sub-servicers

C Noninterest expense

- Noninterest expense down $10mm, or 4%
  - Lower due to last quarter including $5mm of year-end discretionary charges that did not reoccur, and
  - Volume-driven mortgage expenses decreased driven by lower closings

8

Flagstar Bancorp

Interest rate risk position 1st Quarter 2020 Warehouse- $4.0bn (03/31/2020) CRE - $3.1bn (03/31/2020) C&I - $1.9bn (03/31/2020) 3% 6% 2% 9% 11% 17% 71% 76% 20% 3% 74% 7% 1% Fixed Rate LIBOR w/Floor > 0 Fixed Rate LIBOR w/Floor > 0 LIBOR w/Floor > 0 LIBOR w/Floor = 0 LIBOR w/Floor = 0 Prime w/Floor > 0 LIBOR w/Floor = 0 Prime w/Floor = 0 Prime w/Floor > 0 Prime w/Floor = 0 Prime no Floor CDs and Savings $6.2bn (03/31/2020) Rate Risk Commentary Average Rates CDs Average Rates Matures in 2020 – 2.1% Promo – 1.9% Matures After 2020 – 1.8% Non-promo – 0.25% • Floors in over 90% of our commercial loans that don’t allow Prime of $3.8 LIBOR to reset below zero or at a higher level providing downside protection against spread compression $2.4 Matures Market • Deposit resets should be a tail wind for net interest income as our $0.6 Thereafter $2.9 Rates deposits season into the lower interest rate curve Matures in Promo 2020 Rates • Locked low funding rates using $1.5 billion of interest rate swaps with $1.8 terms from 3 to 7 years $0.9 3/31/2020 3/31/2020 9

Average balance sheet highlights

1st Quarter 2020

1Q2020 ($mm)

	Average Balance Sheet		
		Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$5,248	$49	1%
Consumer loans[2]	4,897	(35)	(1%)
Commercial loans[2]	6,926	(310)	(4%)
Total loans held-for-investment	11,823	(345)	(3%)
Other earning assets[3]	4,079	738	22%
Interest-earning assets	$21,150	$442	2%
Other assets	2,263	(65)	(3%)
Total assets	$23,413	$377	2%
Deposits	$15,795	($109)	(1%)
Short-term FHLB advances & other	3,566	304	9%
Long-term FHLB advances	794	144	22%
Other long-term debt	496	-	- %
Other liabilities	908	(13)	(1%)
Total liabilities	$21,559	$326	2%
Stockholders' equity	1,854	51	3%
Total liabilities and stockholders' equity	$23,413	$377	2%
Tangible book value per common share[4]	$29.52	$0.95	3%

Observations

Interest-earning assets

- Average loans HFI decreased $0.3bn, or 3%
  - Average commercial loans decreased $0.3bn, or 4% primarily driven by lower warehouse balances impacted by seasonal factors

Interest-bearing liabilities

- Average deposits decreased $0.1bn, or 1%, driven by CD and wholesale deposit run-off, partially offset by higher average custodial deposits.

Equity[4]

- Tangible common equity to asset ratio of 6.25%
- FBC closing share price of $22.75 on April 27, 2020 was 77% of tangible book value per share

1. Measured vs. the prior quarter
2. Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans
3. Other earning assets include interest earning deposits, investment securities and loans with government guarantees
4. References a non-GAAP number. Please see reconciliations on page 47 - 49.

10

Flagstar Bancorp

Asset quality 1st Quarter 2020 Delinquencies(1) (% of loans HFI) NPLs and performing TDRs ($mm) NPLs (2) (2) $104 0.61% Performing TDRs 37 $67 $65 $64 $66 0.40% 24 26 0.33% 0.30% 0.33% 26 26 29 43 41 39 38 37 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 Allowance coverage(3) (% of loans HFI) Nonperforming loan and asset ratios (4) (4) NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets Total Total excl. Warehouse 0.62% 1.5% 1.5% 1.2% 1.2% 0.54% 1.1% 0.33% 1.3% 0.29% 0.30% 0.28% 1.1% 0.36% 1.0% 0.9% 0.9% 0.24% 0.21% 0.21% 0.21% 0.17% 0.16% 0.15% 0.14% 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 2. Includes $37 million Live Well loan which was fully liquidated in the third quarter 2019. 2. Excludes loans carried under the fair value option and loans with government guarantees. 11 3. Excludes loans held-for-sale

COVID-19 Impacted Industry Exposure 1st Quarter 2020 Commercial Exposure - $1.0 billion, 7% of LHFI Commercial & Industrial Loans $161 million UPB / 1.2% of loans Automotive Manufacturing, automotive suppliers $51 million in requested deferrals to date $119 million / 0.9% of loans Leisure & Entertainment Includes restaurants, churches, theatres, etc. $15 million in requested deferrals to date $48 million / 0.3% of loans Healthcare Hospitals, HMO Medical Centers No requested deferrals to date Commercial Real Estate Loans $302 million / 2.2% of loans (60 loans) Retail ~ 80% in footprint $64 million in requested deferrals to date Marriott, Hilton, IHG and 2 local boutique $209 million / 1.5% of loans (21 loans) Hotel hotels comprise 85% of portfolio $82 million in requested deferrals to date Geographically diverse; facilities in 13 different $136 million / 1.0% of loans (18 loans) Senior Housing metro areas. All but one have recourse to No requested deferrals to date strong borrowers 12

Current Expected Credit Loss (“CECL”) 1st Quarter 2020 Allowance for credit losses and unfunded commitments CECL methodology and key variables Economic Inputs •GDP • Unemployment rate • Home Price Index Portfolio Credit Characteristics Key Model Inputs • Commercial risk ratings • FICO and credit history • Collateral values • Delinquency • Life of loan • Loan to value • Used a single, 2-year forecast as of March 27 reflecting the economic distress caused by COVID • Forecast contemplates 2Q20 GDP contraction of ~18% with peak unemployment of 9% (adjusted for estimated impact of government stimulus) followed by a slight (2) (3) Forecast recovery in second half of 2020 (1) • HPI decreases 3% by the end of the year 1. CECL Day 1 transition adjustment, includes $7 million increase related • Qualitative adjustments reflect best estimate to unfunded commitment reserve of COVID-19 impact on portfolios including 2. New loans, aging of existing portfolio, charge-offs, and recoveries estimated impact of government stimulus, forbearance/payment holidays and Fed 3. Changes to macro-economic variables, forecast scenario and programs underlying credit conditions 13

Capital 1st Quarter 2020 Flagstar Bancorp Total Risk Based Capital Ratio Observations 1Q20 Tier 1 CET-1 Tier 1 Total RBC Balance sheet impact Net operating earnings contribution Leverage to RWA to RWA to RWA 1Q20 8.1% 9.2% 10.5% 11.2% 4Q19 7.6% 9.3% 10.8% 11.5% • Total risk based capital ratio of 11.2% o 541 basis points of total risk based capital attributed to 11.5% warehouse loans, loans held for sale and trading 11.2% securities o Warehouse lending—100% risk weight– has had under +31bps $5 million of losses, cumulatively, over the last 12 -71bps years --------------------------- • Tier 1 leverage ratio ended quarter at 8.1% Well o 406 basis points of tier 1 leverage attributed to Capitalized warehouse loans, loans held for sale and trading 10.0% securities 12/31/2019 3/31/2020 14

Business Segment Overview 1st Quarter 2020 Lee Smith, COO

Community banking 1st Quarter 2020 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $7.2 $6.9 $6.9 $13.6 $12.1 $12.2 $6.1 $11.2 2.7 $10.3 $5.0 2.5 2.3 6.2 2.0 4.8 4.7 4.2 1.2 3.9 2.6 2.8 2.9 2.2 2.4 4.1 4.8 3.8 4.2 4.8 1.6 1.7 1.8 1.7 1.7 2.6 2.8 3.2 2.7 2.6 1Q19 2Q19 3Q19 4Q19 1Q20 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.9 $4.9 $4.9 $15.8 $15.9 $15.8 $4.5 $4.2 $14.2 $12.9 1.6 1.7 1.8 4.6 4.8 4.8 1.1 1.4 3.5 2.5 1.2 1.1 1.2 1.2 1.1 3.1 3.1 3.3 3.2 3.1 8.8 9.2 9.3 9.3 9.3 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1. Includes custodial deposits which are included as part of mortgage servicing. 16

Mortgage originations 1st Quarter 2020 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $11.2 $9.3 $9.3 $9.2 $8.6 $8.6 $8.3 $8.2 $6.6 3.2 4.8 $5.5 5.7 5.5 1.9 5.4 4.5 3.6 3.6 3.1 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 63% 59% 44% 41% 36% Purchase Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.3 $9.3 $110 $8.6 $8.6 $101 1.8 1.8 $90 1.6 1.6 $75 1.9 2.0 $5.5 2.0 1.8 0.9 $49 1.20% 1.23% 1.3 0.89% 0.80% 5.0 5.6 5.5 5.2 0.72% 3.3 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 17

Mortgage servicing 1st Quarter 2020 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 1,091 1,082 962 983 994 $6.6 $5.4 $4.9 919 917 814 817 827 $3.6 4.4 0.7 $2.5 4.4 2.9 2.2 91 106 107 105 102 1.0 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 1Q19 2Q19 3Q19 4Q19 1Q20 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $4.8 $4.8 $4.5 $3.5 24% 22% $2.5 20% 20% 13% 1Q19 2Q19 3Q19 4Q19 1Q20 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 18

Supporting client relief 1st Quarter 2020 Over 3,000 Applications Received Totaling Approximately $400 Million Paycheck Protection • Built solution in 36 hours following release of the PPP guidelines Program “PPP” • Began receiving PPP applications on 4/4/20 • Opened PPP to nonprofits that were not previously Flagstar customers Customer Support through Deferral/Forbearance • Received approximately 2,000 requests for deferrals on our non-mortgage consumer loan portfolio, which amounts to $119 million or 5.8% of all outstanding balances (as of April 24th) • Offering assistance to Consumers and Consumer • Approximately 110,000 loans, or 10%, that we service or subservice Commercial clients in response to the requested forbearance relief because of COVID-19. Almost half of unprecedented challenges of COVID-19; Forbearance borrowers have made their April payment (as of 4/23/20) allowing clients to request extensions, deferrals and forbearance • Established hardship relief task force within default servicing team to proactively work with borrowers in forbearance • No negative credit bureau reporting for previously up-to-date clients • Approximately 250 commercial borrowers representing $548 million in • Paused foreclosure sales, evictions, unpaid balances -- or 11% of our commercial portfolio – have requested repossessions and bankruptcy deferrals (all were in good standing prior to their request) collections activities Commercial • Business banking requests account for $71 million, with C&I and CRE • Certain fee waivers for those impacted Deferrals representing $287 and $190 million, respectively • No deferral requests from our home builder clients as of 4/22 19

Noninterest expense and efficiency ratio 1st Quarter 2020 Quarterly noninterest expense ($mm) and efficiency ratio (1) (1)(2) Adjusted noninterest expense Adjusted efficiency ratio $245 $238 $235 $214 $190 81% 78% 77% 76% 75% 1Q19 2Q19 3Q19 4Q19 1Q20 1. References non-GAAP number for 1Q19, which excludes acquisition costs of $1 million related to Wells Fargo branch acquisition. Please see reconciliations on page 47 - 49. 2. References non-GAAP number for 2Q19; excludes DOJ benefit of $25 million for 2Q19. Please see reconciliations on page 47 - 49. 20

Quarterly results 1st Quarter 2020 Quarterly adjusted revenue ($mm) (1) Quarterly adjusted noninterest expense ($mm) (2) (5)(5) (3) (5) (3) (4) Non-Mortgage Revenue Mortgage Revenue(3) Non-Mortgage NIE Mortgage NIE Mortgage expense 1.09% 1.11% 1.12% 1.12% $317 $314 $305 0.93% $281 $235 $238 $240 $235 160 153 144 $214 126 $190 94 102 104 96 80 60 155 157 161 161 142 130 133 136 136 139 (6) 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 • Noninterest expense decreased $5 million to $235 million for the first quarter 2020, compared to adjusted noninterest expense of $240 million in the fourth quarter 2019. • Mortgage-related expense decreased $8 million, or 7.7 percent, to $96 million, or 1.12% of total originations, consistent with the prior two quarters. This decrease was primarily driven by lower commissions and loan processing as closings decreased $700 million, or 7.6 percent during this same time period. 1. References non-GAAP number for 2Q19. Please see reconciliations on page 47 - 49. 2. References non-GAAP number for 1Q19 and 4Q19. Please see reconciliations on page 47 - 49. 3. Includes direct allocations. 4. As a percentage of that period’s close volume 21 5. Includes Servicing segment

Closing Remarks / Q&A 1st Quarter 2020 Sandro DiNello, CEO

Appendix 1st Quarter 2020 Company overview 24 Community banking 27 Mortgage servicing 38 Mortgage originations 40 Financial performance 43 Capital and liquidity 44 Non-GAAP reconciliation 47

COMPANY OVERVIEW Flagstar at a glance 1st Quarter 2020 Corporate Overview • Traded on the NYSE (FBC) 160 87 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $1.3bn • Member of the Russell 2000 Index Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $26.8bn of assets and $16.1bn of deposits • 215k household & over 26k business relationships Mortgage origination • 5th largest bank originator of residential mortgages ($35.7bn during twelve months ended March 31 2020) • Scalable platform originating business in all channels and all 50 states including 87 retail home lending offices • More than 1,100 correspondent and more than Operations center 1,200 broker relationships Mortgage servicing • 6th largest sub-servicer of mortgage loans nationwide • Servicing 1.1 million loans as of March 31, 2020 • Efficiently priced deposits from escrow balances 1. Includes seven home lending offices located in banking branches. 24

COMPANY OVERVIEW

1st Quarter 2020

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Meagan Belfinger

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive expe-rience in financial management and operations
- Chartered Accoun-tant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has over 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Sandro DiNello

- Interim Director of Community Banking

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Corporate Responsibility
Beth Correa

- Started as Director of Corporate Responsibility in 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

25

Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 250 FTEs(1) 1st Quarter 2020 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory Modeling & Loan Operational Vendor Credit Appraisal MFIU Fraud Crimes Compliance Affairs Analytics Investigations Review Risk Management Officer Review (BSA/AML) FTEs 4 73 4 48 12 7 8 54 13 27 1. Does not include 30 FTEs in internal audit as of 03/31/2020. 26

COMMUNITY BANKING Higher net interest income is stabilizing earnings 1st Quarter 2020 ● Achieving earning asset growth while continuing to grow net interest income - Strong net interest margin management ● Transition to more stable net interest income Average earning assets and net interest income (1) $20.7 $21.2 CAGR 16% Net interest income ($mm) Average earning assets ($bn) $19.0 $17.8 $152 $16.8 $148 CAGR 17% $16.0 $16.4 $16.3 $146 $15.4 $15.4 $138 $14.7 $14.0 $124 $123 $126 $12.8 $115 $12.3 $12.3 $107 $106 $11.2 $11.6 $103 $97 $87 $83 $79 $77 $80 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q191Q20 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 47 - 49. 27

COMMUNITY BANKING
1st Quarter 2020

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2019 Rank				Deposits as of 9/30/2019 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	217	$44,432	20%	2%
2		Comerica	194	28,995	13%	-4%
3		Bank of America	96	22,820	10%	19%
4		PNC	174	16,999	8%	-1%
5		Huntington	287	16,851	7%	7%
6		Fifth Third	199	16,640	7%	1%
7	1	TCF Financial	233	16,404	7%	1%
8	2	Flagstar[2]	114	13,026	6%	18%
9		Citizens	88	5,770	3%	2%
10		Independent	69	3,011	1%	7%
		Top 10	**1,671**	**$184,948**	**82%**	**4%**

Key Markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI	growth[4]	growth[4]
Oakland County, MI[3]	4,569	42.0%	8.0%	85,757	13.6%	2.6%
Grand Rapids, MI MSA	436	4.0%	1.9%	67,365	11.9%	3.2%
Ann Arbor, MI MSA	282	2.6%	2.9%	75,938	13.8%	3.0%
Fort Wayne, IN[1]	716	6.6%	8.8%	58,513	10.1%	2.6%
Key Midwest Markets[5]	6,003	55.2%	6.1%	80,711	13.1%	2.7%
San Bernardino County, CA[6]	608	5.6%	1.1%	69,132	14.7%	4.27%
National aggregate				**66,010**	**9.9%**	**3.4%**

1. Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2019 and projections based on 2019 estimates; MI-based banks highlighted.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Reflects the acquisition of 14 wells Fargo branches located in Michigan.
4. Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
5. 2019–2024 CAGR.
6. Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
7. Deposit data is based on High Desert Region of San Bernardino County, CA.

28 Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 1st Quarter 2020 Total average deposits ($bn) (2) Retail deposits Other deposits $15.8 $15.9 $15.8 • Flagstar gathers deposits from consumers, $14.2 $12.9 businesses and select governmental entities 6.5 6.6 6.5 5.0 4.1 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail 9.3 9.3 9.3 depository relationships 8.8 9.2 – Today, we are focused on growing DDA 1Q19 2Q19 3Q19 4Q19 1Q20 balances with consumer, business banking and commercial relationships 1Q20 total average deposits – We additionally maintain depository Savings 22% relationships in connection with our mortgage DDA 19% MMDA origination and servicing businesses, and with 4% governmental entities – Cost of total deposits(1) equal to 0.81%, down 9 CD Government 14% basis points from 0.90% in 4Q19 7% Brokered 4% Custodial 30% Total: $15.8 bn 0.81% cost of total deposits(1) 1. Total deposits include noninterest bearing deposits. 2. Includes deposits from commercial and business banking customers. 29

Lending COMMUNITY BANKING Portfolio and strategy overview 1st Quarter 2020 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $18.1 $17.9 $16.1 • Flagstar’s largest category of earning assets consists $14.6 of loans held-for-investment which averaged $11.9bn $12.9 during 1Q20 12.2 11.9 11.7 – Loans to consumers consist of residential first and 10.6 9.2 second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 5.2 5.2 offering risk diversification and asset sensitivity 3.3 3.5 3.8 – Warehouse lending to both originators that sell to 1Q19 2Q19 3Q19 4Q19 1Q20 Flagstar and those who sell to other investors 1Q20 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage for-sale which averaged $5.2bn during 1Q20 1st Mortgage HFI HFS 17% – Essentially all of our mortgage loans originated are 29% 2nds, HELOC sold into the secondary market & other 10% – Flagstar has the option to direct a portion of the Loans with mortgage loans it originates to its own balance sheet government Warehouse guarantees 13% 5% CRE and C&I 26% 30

Commercial lending

Diversified relationship-based approach

COMMUNITY BANKING
1st Quarter 2020

Overview

Warehouse
- Warehouse lines with approximately 321 active relationships nationwide, of which approximately 77% sell a portion of their loans to Flagstar
- Collateralized by mortgage loans being funded which are paid off once the loan is sold

Commercial Real Estate
- Diversified property types which are primarily income-producing in the normal course of business
- Focused on experienced top-tier developers with significant deposit and non-credit product opportunities

Commercial & Industrial
- Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects
- Primarily Michigan based relationships or relationships with national finance companies

Commercial Real Estate - $3.1bn (03/31/20)


Property type
Hotel/motel 6%
Home Building 31%
Office 9%
Owner Occupied 15%
Multi Family 18%
Retail 11%
Other 10%

Warehouse - $4.0bn (03/31/20)


% Advances sold to Flagstar
~191 borrowers sell <25%
~74 borrowers sell >75%
~56 borrowers sell 25% - 75%

Commercial & Industrial - $1.9bn (03/31/20)


Industry
Services 22%
Manufacturing 16%
Healthcare 4%
Distribution 7%
Financial, insurance & real estate 49%
Government & education 4%
Other 4%

31
Flagstar Bancorp

COMMUNITY BANKING Commercial real estate portfolio detail 1st Quarter 2020 Commercial Real Estate ($bn) Portfolio Characteristics NBV Commitment % Utilization Home Builder $ 0.9 $ 1.8 51.3% • Average LTV ~51% and DSC ~2.4% Owner Occupied 0.4 0.5 97.6% Multi family 0.4 0.8 51.7% Retail (1) 0.3 0.3 94.7% • 82.5% LIBOR / 14.2% Prime Rate / 3.3% Fixed Rate Office 0.3 0.3 78.2% Hotel/motel 0.2 0.3 62.9% • Over 96% of portfolio has Prime and LIBOR rate floors at or greater Senior Living facility 0.1 0.2 57.8% than 0% Industrial 0.1 0.2 53.4% Parking garage/Lot 0.1 0.1 99.8% All Other 0.2 0.3 74.8% • Shared National Credits ~8% of portfolio Total CRE$ 3.1 $ 4.8 63.8% State Breakdown Michigan, 38.9% Texas, 14.0% Other, 26.3% California, 9.5% Colarado, Florida, 5.8% 5.5% 1. Includes multipurpose retail space, neighborhood centers, strip centers and single-use retail space. 32

COMMUNITY BANKING Commercial and industrial portfolio detail 1st Quarter 2020 Commercial & Industrial ($bn) Portfolio Characteristics NBV Commitment % Utlization • 75.4% LIBOR / 17.4% Fixed Rate / 7.2% Prime Rate Financial & Insurance$ 0.5 $ 0.8 65.9% Services 0.4 0.5 72.3% • Approximately 81% of portfolio has Prime and LIBOR rate floors at or Manufacturing 0.3 0.4 77.7% greater than 0% Home Builder Finance 0.2 0.3 79.3% • Shared national credits ~52% of portfolio Rental & Leasing 0.2 0.2 69.6% All other 0.3 0.4 81.8% Total Commercial$ 1.9 $ 2.6 73.1% State Breakdown MI, 29.3% CA, 7.2% OH, 3.9% OTHER, 24.8% IN, 2.6% TX, 11.5% WI, 2.4% NY, 3.8% SC, 5.3% CO, 3.9% FL, 5.2% 33

COMMUNITY BANKING Warehouse lending 1st Quarter 2020 ● National relationship-based lending platform FBC warehouse loan commitments ($bn) ● Attractive asset class with good spreads and Outstandings Unfunded Commitments low credit risk $6.2 ● Scalable platform supports current total $4.8 $4.7 2.2 $4.2 commitments of $6.2 billion $3.9 1.6 1.9 ● Flagstar is well positioned to hold market 1.6 2.3 share, leveraging relationships in 4.0 3.2 complementary lines of business, including 2.6 2.8 home builder finance and mortgage 1.6 originations 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 Warehouse lenders ranked by commitments ($mm) Net chargeoffs YOY 4Q19 Rank Institution Growth Total Share  NCO  ($mm)  NCO Rate  (bps) 1 JPMorgan Chase 46% $19,000 19% 2 First Tennessee 44% 8,700 9% 29 6 bps annual loss rate since 2006 3 Texas Capital 39% 8,169 8% 22 4 Wells Fargo 21% 6,400 6% 17 17 5 TIAA FSB (Everbank) 74% 6,250 6% $1.1 $1.2 6 Comerica 67% 5,600 6% $1.0 7 Merchants Bank 88% 5,276 5% $1.1 1 8 Flagstar Bancorp 23% 4,704 5% 9 Truist 21% 4,392 4% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 10 U.S. Bancorp 50% 3,700 4% 1Q 2020 Source: InsideTop Mortgage 10 Finance as of December 20, 45%2019. $72,191 72% 34

COMMUNITY BANKING Allowance for credit losses 1st Quarter 2020 December 31, 2019 January 1, 2020 March 31, 2020 Incurred Loss Model CECL Transition CECL Model ($mm) Amount(1) % of Portfolio Amount(1) % of Portfolio Amount(1) % of Portfolio Consumer: Residential First Mortgage$ 22 0.70%$ 47 1.49%$ 46 1.55% Home Equity (2) 14 1.37% 26 2.54% 23 2.24% Other Consumer 6 0.82% 17 2.33% 17 1.98% Total Consumer 42 0.86% 90 1.83% 86 1.77% Commercial: Commercial Real Estate 40 1.41% 30 1.06% 43 1.39% Commercial and Industrial 23 1.41% 19 1.16% 22 1.17% Warehouse Lending 5 0.18% 1 0.04% 1 0.03% Total Commercial 68 0.94% 50 0.69% 66 0.74% Total Credit Reserve 110 0.91% 140 1.15% 152 1.10% Total Credit Reserve excl. Warehouse$ 105 1.12%$ 139 1.48%$ 151 1.54% 1. Includes reserve for unfunded commitment of $3 million, $10 million, and $20 million at 12/31/19, 1/1/20 and 3/31/20, respectively 2. 12/31/19 and 1/1/20 balances include $4 million of specific reserves that are no longer needed as of 3/31/20 35

COMMUNITY BANKING Home builder finance 1st Quarter 2020 Overview Tightening housing supply ● National relationship-based lending platform launched in 1Q16 Existing home sales (mm) Months supply of existing homes for sale (left axis) (right axis) - Attractive asset class with good spreads (~375 bps) 8 12 - Meaningful cross-sell opportunities including warehouse loans, 7 commercial deposits and purchase originations 10 6 ● Flagstar is well positioned 8 5 - Focused on markets with strong housing fundamentals and 4 6 higher growth potential 3 - We have direct relationships with 7 of the top 10 and do 4 business with 56 of the top 100 builders nationwide through 2 2 March. 1 0 0 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Source: Bloomberg (through 5/31/19) Home builder finance footprint Home builder loan commitments(1) ($mm) Unpaid principal balance Unused $2,175 $2,015 $2,101 $1,798 $1,422 $1,186 $1,106 $1,154 $1,001 $643 $989 $779 $797 $909 $947 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 1. Commitments are for loans classified as commercial real estate and commercial & industrial. 36

COMMUNITY BANKING
1st Quarter 2020

Leverage lending and SNCs

Leverage lending commentary

- Covenant Lite & Term Loan B exposure represents 25% of total leveraged UPB
- Average UPB of ~$14 million per loan
- No nonperforming loans as of 3/31/20
- Loans totaling $35 million of UPB are rated as special mention or substandard
- SNCs comprised ~$255 million of total leveraged loan UPB

Shared national credits "SNCs" commentary

- 90 borrowers, average UPB of $14 million and average commitment of $19 million
- Total SNC breakdown: C&I ~77% / CRE ~19% / Warehouse ~4%
- We are the lead bank in 12% of these deals and this percentage continues to grow
- No nonperforming loans as of 3/31/20
- No borrowers with current draws are rated as special mention or substandard

Portfolio Composition - $0.4bn UPB (3/31/20)


Financials and Insurance 22%
Services 18%
Distribution 5%
Healthcare 3%
Manufacturing 52%

Portfolio Composition - $1.3bn UPB (3/31/20)


Rental & Leasing 16%
Services 40%
Manufacturing 14%
Healthcare 2%
Financial & Insurance 26%
Distribution 2%

37
Flagstar Bancorp

MORTGAGE SERVICING MSR portfolio 1st Quarter 2020 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 12/31/2019 3/31/2020 Difference 2013 & byBy VintageVintage Unpaid principal balance $24,003 $23,439 ($564) prior; 5% Fair value of MSR $291 $223 ($68) Capitalized rate (% of UPB) 1.21% 0.95% (26) bps 2014; Multiple 3.000 2.414 (0.586) 4% 2017 & prior Note rate 4.419% 4.336% (8) bps 2018 23% 2015; Service fee 0.400% 0.389% (1) bps 33% 12% Average Measure ($000) 2016 & UPB per loan $228 $239 $11 2020 2019later; 79%9% FICO 693 691 (2) 35% Loan to value 85.24% 84.84% (4) bps Net return (loss) return on mortgage servicing rights ($mm) By Investor $ Return 1Q19 2Q19 3Q19 4Q19 1Q20 Net hedged profit (loss) ($1) ($1) $2 $0 $10 Carry on asset 13 21 25 23 17 Run-off (7) (15) (30) (27) (20) GNMA 63% Gross return on the $5 $5 ($3) ($4) $7 Private mortgage servicing rights 3% Sale transaction & P/L - (1) 1 1 (1) Freddie Model changes 1 - - - - 16% Net return on the Fannie $6 $4 ($2) ($3) $6 mortgage servicing rights ($) 18% Average mortgage $291 $321 $292 $287 $252 servicing rights ($) Net return on the 9.1% 5.5% -2.7% -4.1% 2.4% mortgage servicing rights (%) 38

MORTGAGE SERVICING Servicing 1st Quarter 2020 Servicing Profitability ($mm) 1Q19 2Q19 3Q19 4Q19 1Q20 Net interest income Interest income (FTP) $ 18 $ 24 $ 30 $ 27 $ 23 Interest expense on custodial deposits(1) (15) (21) (25) (22) (19) Total net interest income 3 3 5 5 4 Noninterest income (2) Service fee income 25 26 27 28 30 Ancillary fee income 6 7 8 10 9 Late fee income 4 5 5 5 6 Total noninterest income 35 38 40 43 45 Noninterest expense (3) (31) (30) (31) (31) (36) Earnings before Tax$ 7 $ 11 $ 14 $ 17 $ 13 Average Custodial Deposits ($bn) $ 2.5 $ 3.5 $ 4.6 $ 4.8 $ 4.8 Average Loans Serviced for Others (000's) 906 972 988 1,042 1,086 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. 39

Mortgage market disruption 1st Quarter 2020 • The size of QE4 actions overwhelmed the MBS market, pushing • The disconnection of MBS TBA prices from the fundamental value MBS – and therefore TBAs – to abnormal levels. of loans drove an unprecedented level of hedge ineffectiveness. • The higher prices of the TBAs drove the margin calls in the industry. Flagstar had $314 million of margin calls, all of which were met. • Flagstar sustained $45 million of hedging ineffectiveness • Our MSR hedge position outperformed as we were able to use • With the uncertainties introduced by the economic impact of the other instruments to protect the position. pandemic and due to an over-supply of mortgage assets, non- conforming mortgages are not trading and the usual buyers of Net Hedge P/L MSR Asset Change Hedge Change such assets have dried up. $21.6 • Flagstar originated such loans for its RMBS program. As of March $19.2 $17.6 31, 2020, a total of $556 million of prime jumbo loans remained in $10.1 loans held for sale. There were no non-QM loans at quarter-end. $7.5 $0.9 $1.6 • On March 20, 2020, we made changes to effectively stop buying non-conforming loans. • We have taken similar actions in our Mortgage Warehouse $(11.7) $(16.0) business to stop funding non-conforming loans where the Change in FV ($mm) Change $(20.7) borrower’s ability to take such loans off their lines is in doubt. Jan 2020 Feb 2020 Mar 2020 Q1 2020 40

MORTGAGE ORIGINATIONS National distribution through multiple channels 1st Quarter 2020 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk $5.9 $5.8 $6.0 $5.5 $4.2 $2.2 $2.1 $2.0 2.5 2.0 2.1 2.0 $1.6 $1.3 $1.2 2.1 $1.1 $1.1 $0.8 $0.5 3.4 3.8 3.9 3.5 2.1 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 (1) • 3.1% market share with #9 national ranking(1) • 1.2% market share with #11 national ranking • 87 retail locations in 28 states • More than 1,100 correspondent partners • More than 1,200 broker relationships • Direct Lending is 23% of retail volume • Top 10 relationships account for 13% of overall correspondent volume • Top 10 relationships account for 13% of overall • Warehouse lines with over 288 correspondent brokerage volume relationships 1. Data source: As reported by Inside Mortgage Finance for 12M20 published February 14, 2020. 41

Flagstar has a scalable origination platform that drives MORTGAGE ORIGINATIONS profitability in almost any mortgage origination market 1st Quarter 2020 U.S. residential mortgage origination market (historical and projected volumes) 5.9 $ in trillions 4.6 4.3 4.1 3.8 3.7 3.2 3.1 2.5 2.4 2.4 2.3 2.3 2.2 2.2 2.2 2.1 2.1 2.0 2.0 1.9 1.8 1.8 1.7 1.7 1.6 1.6 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020F 2021F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.6 2.2 2.6 2.1 Real(1) ($) 1.0 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.2 4.0 5.3 3.7 3.9 3.5 2.9 1.8 2.4 2.0 1.6 2.3 2.0 1.4 1.8 2.2 1.8 1.7 2.2 2.6 2.1 Adjusted(2) ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.6 3.1 2.4 1.9 3.7 4.6 5.9 4.1 4.3 3.8 3.2 2.0 2.5 2.1 1.7 2.3 2.1 1.4 1.8 2.2 1.8 1.7 2.2 2.6 2.1 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2019 = 100). 42 2. Adjusted for population growth as reported by the U.S. Census Bureau (2018 = 100).

FINANCIAL PERFORMANCE Financial performance 1st Quarter 2020 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Percentage Revenue (millions) 3/31/2019 3/31/2020 of Revenue Increase Community Banking$ 109 $ 118 39% 8% Mortgage Servicing 38 49 17% 29% Subtotal 147 167 55% 14% Mortgage Origination 94 144 47% 53% (1) Other (6) (6) -2% --% Total$ 235 $ 305 100% 30% Diluted Earnings per Share(2) $ 0.64 $ 0.80 25% Return on Average Assets(2) 0.8% 0.8% Return on Average Tangible Common Equity(2) 11.6% 11.5% 1. Non-GAAP number for 1Q19. Number shown excludes acquisition costs of $1 million related to Wells Fargo acquisition. Please see reconciliations on page 47 - 49. 43

CAPITAL AND LIQUIDITY Balance sheet composition 1st Quarter 2020 1Q20 average balance sheet (%) 1% Cash 13% Agency MBS ~63% of assets are in 17% lower risk-content Mortgage loans assets: cash, marketable held-for-investment 47% securities, warehouse Deposits excluding custodial deposits loans, loans held-for-sale and freshly-originated, 22% high-FICO conforming Loans held-for-sale mortgages underwritten by Flagstar 10% Warehouse loans 20% Custodial deposits Efficiently funds loans held-for-sale and warehouse loans Attractive relationship 28% lending with very low Commercial loans 19% (1) delinquencies and Other LHFI FHLB borrowings 2% Other long-term debt Primarily low risk, stable 1% MSR 4% Other liabilities assets (FHLB stock, BOLI, 8% premises & equipment, Other assets 8% Equity deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 44

CAPITAL AND LIQUIDITY Liquidity and funding 1st Quarter 2020 HFI loan-to-deposit ratio(1) Commentary 86% 85% • Flagstar has invested 82% 81% significantly in building its 77% Community Bank, which provides attractive core deposit funding for its balance sheet • These retail deposits are supplemented by custodial deposits from the servicing business 1Q19 2Q19 3Q19 4Q19 1Q20 • Much of the remainder of Flagstar’s balance sheet is self- (2) Liquidity ratio funding given it is eligible collateral for FHLB advances Cash & investment securities FHLB borrowing capacity (which provides significant liquidity capacity) • Over $700 million of additional 24% borrowing capacity through the 19% 11% discount window 7% 13% 12% 12/31/2019 3/31/2020 1. HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). 2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets. 45

CAPITAL AND LIQUIDITY Interest rate risk 1st Quarter 2020 • Asset sensitivity increased in Q1, largely driven by the aforementioned pay fixed interest rate swaps Earnings at Risk Economic Value of Equity 46

NON-GAAP RECONCILIATION Non-GAAP reconciliation 1st Quarter 2020 $mm Adjusted Net Interest Income, Noninterest Income, Total Revenues, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, and Net Income 3 months ended 3 months ended 3 months ended 3 months ended December 31, 2019 June 30, 2019 March 31, 2019 December 31, 2018 Total Revenues $ 306 Adjustment to remove hedging gains 25 Adjusted Total Revenues $ 281 Net Interest Income $ 152 Adjustment to remove hedging gains 29 Adjusted Net Interest Income $ 123 Noninterest Income $ 168 Adjustment to remove DOJ benefit 25 Noninterest Income $ 143 Noninterest Expense$ 245 $ 191 Adjustment to remove Wells Fargo acquisition costs - 1 Discrerionary items 5 - Adjusted Noninterest Expense$ 240 $ 190 Income before Income Taxes $ 44 Adjustment to remove Wells Fargo acquisition costs 1 Adjusted Income before Income Taxes $ 45 Provision for Income Taxes $ 8 Adjustment to remove DOJ benefit - Adjusted Provision for Income Taxes $ 8 Net Income $ 36 Adjustment to remove Wells Fargo acquisition costs (net of tax) 1 Adjusted Net Income $ 37 Adjusted Diluted EPS 3 months ended March 31, 2019 Diluted Earnings per Share $ 0.63 Adjustment to remove Wells Fargo acquisition costs (net of tax) 0.01 Adjusted Diluted Earnings per Share $ 0.64 47

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 1st Quarter 2020 $mm Adjusted ROA, ROE and ROTCE 3 Months ended March 31, 2019 Return on Average Assets 0.8% Adjustment to remove acquisition costs (net of tax) 0.0% Adjusted Return on Average Assets 0.8% Return on average tangible common equity 11.3% Adjustment to remove acquisition costs (net of tax) 0.2% Adjustment to remove DOJ benefit (net of tax) 0.0% Adjusted return on tangible Commmon Equity 11.6% Adjusted Efficiency Ratio 3 months ended 3 months ended June 30, 2019 March 31, 2019 Efficiency Ratio 70% 81% Adjustement to remove DOJ benefit 6% 0% Adjustment to remove Wells Fargo acquisition costs 0% 0% Adjusted Efficiency Ratio 76% 81% 48

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 1st Quarter 2020 $mm Tangible Book Value per Share and Tangible Common Equity to Assets Ratio As of March 31, 2020 As of December 31, 2019 Total stockholders' equity$ 1,842 $ 1,788 Goodwill and intangible assets 167 170 Tangible book value $ 1,675 $ 1,618 Number of common shares outstanding 56,729,789 56,631,236 Tangible book value per share$ 29.52 $ 28.57 Total Assets $ 26,805 $ 23,266 Tangible common equity to assets ratio 6.25% 6.95% 49